                                                                    EXHIBIT 4.10

                             CANNONDALE CORPORATION

                             1998 STOCK OPTION PLAN


         1. PURPOSE. The purpose of the Cannondale Corporation 1998 Stock Option Plan (the "Plan") is to enable Cannondale Corporation (the "Company") and its stockholders to secure the benefits of common stock ownership by employees and officers of the Company and its subsidiaries and by consultants and advisors to the Company and its subsidiaries. The Board of Directors of the Company (the "Board") believes that the granting of options under the Plan will foster the Company's ability to attract, retain and motivate those individuals who will be largely responsible for the continued profitability and long-term future growth of the Company.

         2. STOCK SUBJECT TO THE PLAN. The Company may issue and sell a total of 1,000,000 shares of its common stock, $0.01 par value per share (the "Common Stock"), pursuant to the Plan. Such shares may be either authorized and unissued or held by the Company in its treasury. New options may be granted under the Plan with respect to shares of Common Stock which are covered by the unexercised portion of an option which has terminated or expired by its terms, by cancellation or otherwise.

         3. ADMINISTRATION. The Plan will be administered by a committee (the "Committee") consisting of at least two Non-Employee Directors within the meaning of Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), appointed by and serving at the pleasure of the Board. Subject to the provisions of the Plan, the Committee, acting in its sole and absolute discretion, will have full power and authority to grant options under the Plan, to interpret the provisions of the Plan and option award agreements made under the Plan, to supervise the administration of the Plan and to take such other action as may be necessary or desirable in order to carry out the provisions of the Plan. A majority of the members of the Committee will constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. The decision of the Committee as to any disputed question, including questions of construction, interpretation and administration, will be final and conclusive on all persons. The Committee will keep a record of its proceedings and acts and will keep or cause to be kept such books and records as may be necessary in connection with the proper administration of the Plan. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any award thereunder.

         4. ELIGIBILITY. Options may be granted under the Plan to individuals who at present or in the future serve as employees or officers of the Company or a subsidiary of the Company (a "Subsidiary") within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended, or who at the time of grant are engaged as consultants or advisors to the Company or a Subsidiary. Subject to the provisions of the Plan, the Committee may from time to time select the persons to whom options will be granted under the Plan, and will fix the number of shares covered by each such option and establish the terms and conditions thereof (including, without limitation, exercise price and restrictions on exercisability of the option or on the shares of Common Stock issued upon exercise thereof).

         5. TERMS AND CONDITIONS OF OPTIONS. Each option granted under the Plan will be evidenced by a written award agreement in substantially the form attached hereto as Exhibit I, or such other form approved by the Committee from time to time. Each such option will be subject to the terms and conditions set forth in this paragraph and such additional terms and conditions not inconsistent with the Plan as the Committee deems appropriate as reflected in the written award agreement.

                  (a) OPTION EXERCISE PRICE. The exercise price per share may not be less than 100% of the Fair Market Value of a share of the Common Stock on the date of grant of the option. "Fair Market Value" shall mean the closing price of a share of the Common Stock on the Nasdaq National Market, or, if the Company elects to list or admit the Common Stock on another exchange or service instead of the Nasdaq National Market, on such other exchange or service, on the date immediately preceding the date of grant of the option, or if no shares were traded on such determination date, the next preceding date on which the Common Stock was traded, or the Fair Market Value as determined by any other method adopted by the Committee from time to time, which the Committee may deem appropriate under the circumstances, or as may be required in order to comply with the requirements of applicable laws and regulations.

                  (b) EXERCISE OF OPTIONS. No option will become exercisable unless the person to whom the option was granted remains in the continuous employ or service as an officer of the Company or an affiliate (as defined below) for at least one year (or for such other period as the Committee may designate) from the date the option is granted; provided, however, that in the case of an option granted to a consultant or advisor to the Company or a Subsidiary, there shall be no requirement for such person's continued provision of services to the Company or an affiliate unless such requirement is imposed by the Committee at the time the option is granted. For purposes of this Plan, "affiliate" means either a Subsidiary or any entity in an unbroken chain of entities ending with the Company if each of the entities other than the Company owns an equity interest holding 25% of the total combined voting power of all equity holders in one of the other entities in such chain. Subject to earlier termination of the option as provided herein, unless the Committee determines otherwise, the option will become exercisable in accordance with the following schedule based upon the number of full years of the optionee's continuous employment or service with the Company or an affiliate following the date of grant:

           Full Years                     Incremental                Cumulative
          of Continuous                  Percentage of             Percentage of
           Employment/                      Option                    Option
             Service                     Exercisable                Exercisable
          -------------                  -------------             -------------

         Less than 1                          0%                        0%
         1                                   33 1/3%                   33 1/3%
         2                                   33 1/3%                   66 2/3%
         3 or more                           33 1/3%                   100%

PROVIDED, HOWEVER, that in the event the exercise period of an option is three years or less, the foregoing schedule shall be deemed to be modified to provide that any remaining portion of the option shares which have not yet become exercisable shall become exercisable on the date which is one year prior to the date of expiration of the option; and provided, further, that an option granted to a consultant or advisor to the Company or an affiliate shall be immediately exercisable in full unless the Committee determines otherwise at the time of the option grant.

         All or any part of the exercisable portion of an option may be exercised at any time during the option period, except that, without the written consent of the Committee, no partial exercise of an option may be for less than 50 shares. An option may be exercised by transmitting to the Company (i) a written notice specifying the number of shares to be purchased and (ii) payment of the exercise price, together with the amount, if any, deemed necessary by the Committee to enable the Company to satisfy its income tax withholding obligations with respect to such exercise (unless other arrangements acceptable to the Company are made with respect to the satisfaction of such withholding obligations).

                  (c) PAYMENT OF EXERCISE PRICE. The purchase price of shares of Common Stock acquired pursuant to the exercise of an option granted under the Plan may be paid in cash and/or such other form of payment as may be permitted under the option award agreement, including, without limitation, previously-owned shares of Common Stock owned for at least six months prior to the date of option exercise.

                  (d) RIGHTS AS A STOCKHOLDER. No shares of Common Stock will be issued in respect of the exercise of an option granted under the Plan until full payment therefor has been made (and/or provided for where all or a portion of the purchase price is being paid in installments). The holder of an option will have no rights as a stockholder with respect to any shares covered by an option until the date a stock certificate for such shares is issued to him or her. Except as otherwise provided herein, no adjustments shall be made for dividends or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

                  (e) nontransferability of options. No option granted under the Plan may be assigned or transferred except by will or by the applicable laws of descent and distribution and each such option may be exercised during the optionee's lifetime only by the optionee.

                  (f) TERMINATION OF EMPLOYMENT OR OTHER SERVICE. If an optionee ceases to be an employee or to perform services as an officer for the Company and any affiliate for any reason other than death or disability (as defined below), then each outstanding option granted to him or her under the Plan will terminate on the date three months after the date of such termination of employment or service (or, if earlier, the date specified in the option agreement). If an optionee's employment or service is terminated by reason of the optionee's death or disability (or if the optionee's employment or service is terminated by reason of his or her disability and the optionee dies within one year after such termination of employment or service), then each outstanding option granted to the optionee under the Plan will terminate on the date one year after the date of such termination of employment or service (or one year after the later death of a disabled optionee) or, if earlier, the date specified in the option agreement. For purposes hereof, the term "disability" means the inability of an optionee to perform the customary duties of his or her employment or other service for the Company or an affiliate by reason of a physical or mental incapacity which is expected to result in death or be of indefinite duration (but in any event no less than twelve months).
Notwithstanding the foregoing, if and to the extent that the option is exercisable at the time of termination of services, an option granted to a consultant or advisor to the Company or an affiliate shall not terminate because such person ceases to provide services to the Company or an affiliate, unless the Committee provides otherwise at the time the option is granted.

                  (g) OTHER  PROVISIONS.  The  Committee  may  impose such other conditions with respect to the exercise of options, including, without limitation, any conditions relating to the application of federal or state securities laws, as it may deem necessary or advisable.

         6.       CAPITAL CHANGES, REORGANIZATION, SALE.

                  (a) ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. The aggregate number and class of shares for which options may be granted under the Plan, the number and class of shares covered by each outstanding option and the exercise price per share shall all be adjusted proportionately for any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend.

                  (b) CHANGE OF CONTROL.  (i) Except as provided in subparagraph
(c) below, upon a Change of Control (as defined below), any option granted hereunder shall immediately become vested, and the optionee shall have the right to exercise his or her option in whole or in part, so long as such option remains outstanding, whether or not any other vesting requirements set forth in the option agreement or herein have been satisfied.

                           (ii)     For  the  purpose of this Plan, a "Change of
 Control" shall mean:

                                    A.  The   acquisition   by  any  individual,
entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 20% or more of either (i) the then outstanding shares of Common Stock (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subparagraph A, the following acquisitions shall not constitute a Change of
Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subparagraph C of this Section 6(b)(ii); or

                                    B.  Individuals who, as of the date  hereof,
constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                                    C.  Approval  by the  stockholders  of   the
Company  of  a  reorganization,   merger  or  consolidation  or  sale  or  other
disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination would beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                                    D.  Approval  by  the  stockholders  of  the
Company of a complete  liquidation or dissolution of the Company.

                  (c) CONVERSION OF OPTIONS ON STOCK FOR STOCK EXCHANGE. If the stockholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock in any transaction involving a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation or reorganization (other than a mere reincorporation or the creation of a holding company), all options granted hereunder shall be converted into options to purchase shares of Exchange Stock unless the Company and the corporation issuing the Exchange Stock, in their sole discretion, determine that any or all such options granted hereunder shall not be converted into options to purchase shares of Exchange Stock but instead shall vest in accordance with the provisions of subparagraph (b) above. The amount and price of converted options shall be determined by adjusting the amount and price of the options granted hereunder in the same proportion as used for determining the number of shares of Exchange Stock the holders of the Common Stock receive in such merger, consolidation, acquisition of property or stock, separation or reorganization. Unless the Board determines otherwise, the converted options shall be fully vested whether or not the vesting requirements set forth in the option agreement or herein have been satisfied.

                  (d) FRACTIONAL SHARES. In the event of any adjustment in the number of shares covered by any option pursuant to the provisions hereof, any fractional shares resulting from such adjustment will be disregarded, and each such option will cover only the number of full shares resulting from the adjustment.

                  (e) DETERMINATION OF BOARD TO BE FINAL. All adjustments under this paragraph 6 shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

         7. AMENDMENT AND TERMINATION OF THE PLAN. The Board may amend or terminate the Plan. Except as otherwise provided in the Plan with respect to equity changes, any amendment which would increase the aggregate number of shares of Common Stock as to which options may be granted under the Plan, materially increase the benefits under the Plan or modify the class of persons eligible to receive options under the Plan shall be subject to the approval of the stockholders of the Company and such other approvals as may be required by the provisions of the Company's Certificate of Incorporation or otherwise. No amendment or termination may affect adversely any outstanding option without the written consent of the optionee.

         8. NO RIGHTS CONFERRED. Nothing contained herein will be deemed to give any individual any right to receive an option under the Plan or to be retained in the employ or service of the Company or any affiliate or interfere in any way with the right of the Company to terminate the employment or service of the optionee.

         9.  GOVERNING  LAW.  THE  PLAN  AND  EACH  OPTION   AGREEMENT  SHALL BE
GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS RULES OR PRINCIPLES.

         10. STOCKHOLDER APPROVAL; TERM OF THE PLAN. The Plan shall be effective as of November 4, 1998, subject to the approval of the stockholders of the Company on or before November 4, 1998. Any options awarded under the Plan prior to such stockholder approval shall be conditioned upon such approval being obtained and in the event such approval is not obtained all such options shall be automatically null and void. The Plan will terminate on December 31, 2008, unless sooner terminated by the Board. The rights of optionees under options outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination and shall continue in accordance with the terms of the option (as then in effect or thereafter amended).

         11. INTERPRETATION. The Plan is intended to enable transactions under the Plan with respect to directors and officers (within the meaning of Section 16(a) under the Act) to satisfy the conditions of Rule 16b-3 or its successors;

to the extent that any provision of the Plan would cause a conflict with such conditions or would cause the administration of the Plan as provided in Section 3 to fail to satisfy the conditions of Rule 16b-3, such provision shall be deemed null and void to the extent permitted by applicable law. This Section shall not be applicable if no class of the Company's equity securities is then registered pursuant to Section 12 of the Act.

                                    EXHIBIT I


                                     FORM OF

                             CANNONDALE CORPORATION

                      NON-QUALIFIED STOCK OPTION AGREEMENT

         This AGREEMENT has been made and entered into as of [ ], by and between CANNONDALE CORPORATION, a Delaware corporation (the "Company") and [ ] (the "Optionee").

         Pursuant to the Cannondale Corporation 1998 Stock Option Plan (the "Plan"), the Company desires to grant to the Optionee and the Optionee desires to accept an option to purchase shares of the common stock, $0.01 par value per share, of the Company (the "Common Stock") upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, the Company and the Optionee agree as follows:

         1. Grant of Option; Option Price. The Company hereby grants to the Optionee an option to purchase [____] shares of the Common Stock at a purchase price per share of $[ ] (the "Option"). The Option is intended to be treated as an option which is not an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         2. Entitlement to Exercise Option; Term of Option. The Option shall only become exercisable in accordance with the following schedule based upon the number of full years of the Optionee's continuous employment, or continuous service as an officer of the Company or an affiliate (as defined in the Plan) of the Company following the date of grant:

           Full Years                 Incremental                   Cumulative
          of Continuous              Percentage of                 Percentage of
           Employment/                  Option                        Option
             Service                 Exercisable                    Exercisable
         --------------              -------------                 -------------

         Less than 1                      0%                            0%
         1                               33 1/3%                       33 1/3%
         2                               33 1/3%                       66 2/3%
         3 or more                       33 1/3%                       100%

         [FOR NON-EMPLOYEE ADVISORS AND CONSULTANTS ONLY:] The option shall be immediately exercisable in full.

         [OTHER ALTERNATIVES MAY BE CHOSEN BY THE COMMITTEE]

         Unless sooner terminated pursuant to the terms of this Agreement, the Option will expire if and to the extent it is not exercised on or before [ ].

         3. EXERCISE OF OPTION. Once the Optionee has satisfied the required continuous employment, service as an officer or other requirements, if any, in accordance with Section 2, the Option may be exercised in whole at any time or in part from time to time during the term of the Option, except that no partial exercise may be for less than 50 shares. To exercise the Option, the Optionee shall deliver to the President of the Company (a) a written notice specifying the number of shares of Common Stock to be purchased; (b) payment in full of the exercise price, together with the amount, if any, deemed necessary by the Company to enable it to satisfy any income tax withholding obligations with respect to the exercise of the Option (unless other arrangements, acceptable to the Company, are made for the satisfaction of such withholding obligations); and
(c) the Stockholders Agreement described in Section 12 below, fully executed by Optionee. The Company may (in its sole and absolute discretion) permit all or part of the exercise price to be paid with previously-owned shares of Common Stock owned for at least six months prior to the date of option exercise.

         4. RIGHTS AS A STOCKHOLDER. No shares of Common Stock will be issued and delivered pursuant to an exercise of the Option until full payment for such shares has been made. The Optionee shall have no rights as a stockholder with respect to any shares covered by the Option until a stock certificate for such shares is issued to the Optionee. Except as otherwise provided herein, no adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

         5. NONTRANSFERABILITY OF OPTION. The Option is not assignable or transferable except by will or by the applicable laws of descent and distribution and is exercisable during the Optionee's lifetime only by the Optionee.

         6. TERMINATION OF EMPLOYMENT OR SERVICE AS AN OFFICER. If the Optionee ceases to be employed by or to be an officer of the Company or any affiliate for any reason other than death or disability (as defined in the Plan), then, unless sooner terminated under the terms hereof, the Option will terminate on the date three months after the date of the Optionee's termination of employment or service. If the Optionee's employment or service is terminated by reason of the Optionee's death or disability (or if the Optionee's employment or service is terminated by reason of the Optionee's disability and the Optionee dies within one year after such termination of employment or service), then, unless sooner terminated under the terms hereof, the Option will terminate on the date one year after the date of such termination of employment or service (or one year after the disabled Optionee's later death). This paragraph shall not be applicable to an Option granted to an Optionee as an outside consultant or advisor to the Company. [NOTE - THE COMMITTEE MAY DETERMINE OTHERWISE, IN WHICH CASE THIS PARAGRAPH WOULD BE MODIFIED].

         7. INVESTMENT REPRESENTATION. In consideration of the grant of the Option, the Optionee hereby represents and warrants to the Company that upon an exercise of the Option, the shares purchased by the Optionee pursuant to such exercise, will be acquired for the Optionee's account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof. The Optionee further acknowledges that neither the Option nor any shares of Common Stock issuable upon exercise of the Option have been registered under the Securities Act of 1933, as amended (the "Act"), and may not be sold unless a registration under the Act is in effect with respect to the shares and all relevant state securities laws have been complied with or unless an exemption from such registration or compliance is available under the Act or any relevant state securities law. The certificates representing any shares of Common Stock issued upon exercise of the Option shall bear a legend to such effect as the Company's counsel shall deem necessary or desirable. The Option shall in no event be exercisable and shares shall not be issued hereunder if, in the opinion of counsel to the Company, such exercise and/or issuance would result in a violation of federal or state securities laws.

         8. CAPITAL CHANGES, REORGANIZATION, SALE. (a) In case of any split-up or consolidation of shares or any like capital adjustment, or the payment of a stock dividend, which increases or decreases the number of outstanding shares of Common Stock, appropriate adjustment shall be made to the number of shares and the exercise price per share which may still be purchased under this Agreement.

                  (b) Upon a Change of Control (as defined in the Plan), the Option granted hereunder shall immediately become vested, and the Optionee shall have the right to exercise the Option in whole or in part, so long as the Option remains outstanding, whether or not the one year of continuous employment or service as an officer as provided in Section 2 has been satisfied.

                  (c)  However,  if  the  stockholders  of the  Company  receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock in any transaction involving a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation or reorganization (other than a mere reincorporation or the creation of a holding company), the Option granted hereunder shall be converted into an option to purchase shares of Exchange Stock unless the Company and the corporation issuing the Exchange Stock, in their sole discretion, determine that the Option shall not be converted into an option to purchase shares of Exchange Stock but instead shall vest in accordance with the provisions set forth in subparagraph (b) above. The amount and price of the converted option shall be determined by adjusting the amount and price of the Option granted hereunder in the same proportion as used for determining the number of shares of Exchange Stock the holders of the Common Stock receive in such merger, consolidation, acquisition of property or stock, separation or reorganization. Unless the Board of Directors of the Company determines otherwise, the converted options shall be fully vested whether or not the requirements set forth in this Agreement shall have been satisfied.

                  (d) In the event of any adjustment in the number of shares covered by the Option pursuant to the provisions hereof, any fractional shares resulting from such adjustment will be disregarded, and the Option will cover only the number of full shares resulting from the adjustment.

                  (e) All adjustments under this Section 8 shall be made by the Board of Directors, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

         9. NO RIGHTS CONFERRED. Nothing in this Agreement shall give the Optionee any right to continue in the employ or service of the Company or an affiliate or interfere in any way with the right of the Company to terminate the employment or service of the Optionee.

         10. PLAN PROVISIONS CONTROL. The provisions of the Plan shall govern if and to the extent that there are inconsistencies between the provisions of the Plan and the provisions of this Agreement. The Optionee acknowledges that the Optionee has received a copy of the Plan prior to the execution of this Agreement, and that the provisions of the Plan are incorporated herein by reference.

         11. TAX CONSIDERATIONS. Optionee hereby acknowledges and understands that (a) pursuant to the Code as currently in effect, the difference between the Fair Market Value (as defined in the Plan) of the Stock on the date he or she exercises the Option and the option price will be taxable income to him or her in the year he or she exercises the Option; and (b) the Company may be required to withhold federal, state or local taxes with respect to the compensation income, if any, realized by the Optionee upon an exercise of the Option. If the Company determines that such withholding is required, the Optionee agrees either to provide the Company at the time of any exercise of the Option with funds equal to the amount of taxes which the Company determines must be withheld or to make other arrangements satisfactory to the Company regarding such payment, including authorizing the Company to withhold such amounts from any payments to which he or she is entitled. All matters with respect to the withholding of taxes resulting from an exercise of the Option shall be determined by the Board of Directors of the Company and such determination shall be conclusive and binding.

         12. STOCKHOLDERS AGREEMENT. The Optionee hereby acknowledges and agrees that all shares of Common Stock issued upon an exercise of the Option shall be subject to the restrictions and obligations on transfer imposed on a stockholder as provided in the form of Stockholders Agreement, attached hereto between the Company and the Optionee (the "Stockholders Agreement"), a copy of which accompanies this Agreement as Exhibit A. The Optionee, as a condition to the receipt of the Option, hereby agrees to execute the Stockholders Agreement upon exercise of the Option in whole or in part and to be bound by all the terms and conditions imposed on a stockholder under the Stockholders Agreement with respect to the shares of Common Stock issuable upon exercise of the Option and consents to the legending of the stock certificates for such shares in accordance with the Stockholders Agreement.

         13. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns; provided, however, that this Agreement and the grant of an Option hereunder shall be null and void and of no further force and effect in the event the Plan is not approved by the stockholders of the Company on or before November 4, 1998.

         14. GOVERNING LAW; ENTIRE AGREEMENT. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its conflict of laws rules or principles. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may not be modified except by written instrument executed by the parties.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                    CANNONDALE CORPORATION



                                    By: ___________________________________
                                    Name:
                                    Title:


                                    OPTIONEE


                                    _______________________________________
                                    Name:

                                    EXHIBIT A


                                     FORM OF

               STOCKHOLDERS AGREEMENT UNDER 1998 STOCK OPTION PLAN


                  Cannondale Corporation is a Delaware corporation maintaining its principal place of business at 16 Trowbridge Drive, Bethel, Connecticut. It will be referred to in this Agreement as "Cannondale." You and the other parties to this Agreement are all employees or officers of Cannondale, or consultants or advisors to Cannondale, who have acquired shares of common stock in Cannondale under options granted pursuant to the Cannondale Corporation 1998 Stock Option Plan (the "Plan"). Each such stockholder is referred to in this Agreement as "Stockholder," and the Cannondale common stock (or other capital stock of Cannondale issuable in respect of the common stock pursuant to an adjustment under the Plan) acquired by the person under an option granted pursuant to the Plan from time to time is referred to as "Stock". You have so acquired [ ] shares of Stock and understand that the difference between the fair market value of such stock and the price you paid for such stock constitutes taxable income to you. As a condition of its receipt, you, as a Stockholder, have entered into this Agreement.

                  This Agreement imposes restrictions on the sale or transfer of any Stock held by a Stockholder. The Stockholder agrees with Cannondale as follows:

                  1. So long as the Stockholder owns Stock, the Stockholder agrees to the restrictions described below on any voluntary or involuntary sale, gift, transfer, encumbrance or other disposition of any of the Stock or any interest in the Stock.

                  2. Unless the Stockholder shall have obtained the prior written approval of Cannondale, a Stockholder must offer to sell his or her Stock to Cannondale if any of the following events happen:

                           (a)   the   Stockholder   intends   or   attempts  to
sell or in any way transfers or encumbers any of the Stock or an interest in it to another party (except incident to the sale or transfer of substantially all of the outstanding Stock of Cannondale), or the Stock becomes subject to an involuntary transfer, such as by court order;

                           (b)   the  Stockholder's   employment  by  Cannondale
is terminated for any reason, or in the case of a non-employee officer of Cannondale, the Stockholder ceases to be an officer of Cannondale for any reason;

                           (c)   the   Stockholder  seeks  protection  under any
laws relating to debtors' or creditors' rights;

                           (d)   the   death   or  permanent  disability  of the
Stockholder; or

                           (e)   the  Stockholder  does  not  comply  with  this
Agreement.

                  If either of the events listed under (a) or (c) above occur, the Stockholder must give written notice to Cannondale. If either of the events listed under (b) or (d) occur, Cannondale will be deemed to have notice on the date the event happens, and if the event listed in paragraph (e) occurs, notice will be deemed to have occurred on the date ten days following the date on which Cannondale notifies a Stockholder that he or she is in breach of this Agreement, providing the Stockholder has not cured that breach to the satisfaction of Cannondale during that ten-day period.

                  3. The receipt of actual or deemed notice by Cannondale will constitute an offer by the affected Stockholder to sell all his or her Stock to Cannondale. Cannondale will then have a period of 90 days after the receipt of that notice to send written notice to the Stockholder (or in the case of the death of a Stockholder, to his or her legal representative) that Cannondale chooses to purchase the Stockholder's Stock. The purchase price for the Stock will be calculated in the manner described in paragraph 4 below. In addition to choosing to purchase the Stock itself, Cannondale may also designate another party to purchase the Stock, providing that party pays the same purchase price as Cannondale would.

                  Once Cannondale provides notice that it accepts the offer to purchase the Stock, the Stockholder (or his or her legal representative) shall sell the Stock to Cannondale or its designee at a closing to be held at Cannondale's office within 90 days after that date, or sooner at Cannondale's election.

                  If Cannondale chooses not to accept the offer to purchase the Stock prior to the end of the 90-day period, then the Stockholder shall have an additional 90-day period during which the Stockholder may sell or transfer the Stock free and clear of the restrictions set forth in this Agreement, provided the Stockholder first notifies Cannondale of the terms and conditions of any such sale or transfer and gives Cannondale a ten-day option to purchase the Stock on the same terms and conditions. If the Stockholder chooses not to sell or transfer the Stock during that additional 90-day period, the restrictions will continue, and the Stockholder agrees to give notice to Cannondale of the occurrence of any subsequent event described in paragraph 2.

                  4. At the closing for the purchase of the Stock, the Stockholder (or his or her personal representative upon furnishing appropriate evidence of authority) shall deliver the Stock, duly endorsed for transfer or accompanied by a fully executed stock power, and shall receive the Purchase Price (as defined below) for each share of Stock sold.

                  The "Purchase Price" shall mean that number as determined by multiplying the Earnings Per Share (as defined below) of Stock times five. "Earnings Per Share" shall mean that number equal to Average Net Income (as defined below) per share based on the weighted average number of shares of common stock outstanding during the most recent fiscal year determined on a fully diluted basis, taking into account all unexercised options and other similar arrangements as to rights to acquire common stock of Cannondale. "Average Net Income" shall mean that amount equal to the sum of the following divided by four: (i) two times the consolidated net after tax income for Cannondale's most recent fiscal year preceding the occurrence of the event causing the sale, (ii) consolidated net after tax income for the second most recent fiscal year preceding such an event and (iii) consolidated net after tax income for the third most recent fiscal year preceding such event. For purposes of the computation: (A) net income in any given year shall not be less than zero; (B) the following shall be excluded in the computation of net income: (i) income (or loss) from the sale or other disposition of assets outside the ordinary course of the Cannondale business and (ii) income (or loss) from any extraordinary items; and (C) in any year in which there are outstanding shares of preferred stock of Cannondale which provide for payment of dividends on a cumulative basis, the dividends paid or accrued on such preferred stock for such year shall be treated as expenses. All such computations shall be made in accordance with generally accepted accounting principles, except as otherwise specifically provided herein, applied by Cannondale's principal financial officer, or at Cannondale's election by its independent auditors, and shall be final and binding for the purposes of this Agreement unless shown to have been prepared in bad faith.

                  5. Notwithstanding anything to the contrary contained herein, the restrictions contained in this Agreement on sale, gift, transfer, encumbrance or other disposition of the Stock or any interest in the Stock shall not be in effect for so long as stock of the same class as the Stock is publicly traded.

                  6.  Each   Stockholder   understands   that  each  certificate
representing the Stock and any further certificates representing the Stock issued to him or her will bear such legends as are applicable, including without limitation, the following:

                  The securities represented by this certificate are subject to the limitations and restrictions on their transfer provided in an agreement entitled "Stockholders Agreement Under 1998 Stock Option Plan," a copy of which is on file at Cannondale Corporation at its principal business office.

                  This Agreement shall be governed by and construed under the laws of the State of Delaware, without giving effect to its conflict of laws rules or principles. It may be signed in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same agreement. It shall be binding upon and enforceable by all of the parties who sign it and their respective successors, assigns, heirs, executors, administrators, other legal representatives or transferees. If any part of this Agreement is determined to be unenforceable, the remainder of this Agreement will continue in full force and effect.

                  Any notices or communications given pursuant to this Agreement shall be either hand delivered or mailed by certified or registered mail to Cannondale at its principal office or to any Stockholder at the address shown on the employment records of Cannondale unless another address is provided in writing to Cannondale.

                                       3


                  This Agreement is effective as of [                ], [_____].

                                            CANNONDALE CORPORATION



                                            By: ________________________________
                                            Name:
                                            Title:



                                            STOCKHOLDER



                                            ____________________________________
                                            Name:





                                       4